EXHIBIT 10.1

JPMorgan Chase Bank, National Association
P.O. Box 161
60 Victoria Embankment
London EC4Y 0JP
England
                                                                     May 8, 2007

To: Chemed Corporation
2600 Chemed Center
255 East Fifth Street
Cincinnati, OH 45202
Attention: Chief Financial Officer
Telephone No.:    (513) 762-6901
Facsimile No.:    (513) 287-6713

Re: Call Option Transaction

         The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the call option transaction entered into between JPMorgan Chase Bank, National Association, London Branch ("JPMorgan") and Chemed Corporation ("Counterparty") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below. This Confirmation shall replace any previous agreements and serve as the final documentation for this Transaction.

         The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern. This Transaction shall constitute a Share Option Transaction within the meaning set forth in the Equity Definitions. Certain defined terms used herein have the meanings assigned to them in the Offering Memorandum dated May 8, 2007 (the "Offering Memorandum") relating to the USD 180,000,000 principal amount of 1.875% Convertible Senior Notes due 2014, (the "Convertible Notes" and each USD 1,000 principal amount of Convertible Notes, a "Convertible Note") issued by Counterparty pursuant to an Indenture to be dated May 14, 2007 between Counterparty and LaSalle Bank, N.A., as trustee (the "Indenture"). In the event of any inconsistency between the terms defined in the Offering Memorandum, the Indenture and this Confirmation, this Confirmation shall govern. The parties acknowledge that this Confirmation is entered into on the date hereof with the understanding that (i) definitions set forth in the Indenture which are also defined herein by reference to the Indenture and (ii) sections of the Indenture that are referred to herein will conform to the descriptions thereof in the Offering Memorandum. If any such definitions in the Indenture or any such sections of the Indenture differ from the descriptions thereof in the Offering Memorandum, the descriptions thereof in the Offering Memorandum will govern for purposes of this Confirmation. The parties further acknowledge that the Indenture section numbers used herein are based on the draft of the Indenture last reviewed by JPMorgan as of the date of this Confirmation, and if any such section numbers are changed in the Indenture as executed, the parties will amend this Confirmation in good faith to preserve the intent of the parties. For the avoidance of doubt, references to the Indenture herein are references to the Indenture as in effect on the date of its execution and if the Indenture is amended following its execution, any such amendment will be disregarded for purposes of this Confirmation unless the parties agree otherwise in writing.

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         Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties' entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1. This Confirmation evidences a complete and binding agreement between JPMorgan and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the "Agreement") as if JPMorgan and Counterparty had executed an agreement in such form (but without any Schedule except for the election of the laws of the State of New York as the governing law) on the Trade Date. In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

   Trade Date:                               May 8, 2007

   Option Style:                             "Modified American", as described
                                              under "Procedures for Exercise"
                                              below

   Option Type:                              Call

   Buyer:                                    Counterparty

   Seller:                                   JPMorgan

   Shares:                                   The capital stock of Counterparty,
                                             par value USD 1 per Share
                                             (Exchange symbol "CHE")

   Number of Options:                        90,000; provided that the Number of
                                             Options shall be automatically
                                             increased as of the date of
                                             exercise (the "Greenshoe
                                             Exercise") by J.P. Morgan
                                             Securities Inc. and Citigroup
                                             Global Markets Inc. as
                                             representatives of the Initial
                                             Purchasers (as defined in the
                                             Purchase Agreement dated as of May
                                             8, 2007 between Counterparty, J.P.
                                             Morgan Securities Inc. and
                                             Citigroup Global Markets Inc. as
                                             representatives of the Initial
                                             Purchasers party thereto (the
                                             "Purchase Agreement")), of their
                                             option pursuant to Section 1 of
                                             the Purchase Agreement by the
                                             number of additional Convertible
                                             Notes in denominations of USD
                                             1,000 principal amount issued
                                             pursuant to such exercise (such
                                             Convertible Notes, the "Additional
                                             Convertible Notes") multiplied by
                                             50% (the "Additional Options").
                                             For the avoidance of doubt, the
                                             Number of Options shall be reduced
                                             by any Options exercised by
                                             Counterparty. In no event will the
                                             Number of Options be less than
                                             zero.

   Option Entitlement:                       As of any date, a number equal to
                                             the Conversion Rate as of such
                                             date (as defined in the Indenture,
                                             but without regard to any
                                             adjustments to the Conversion Rate
                                             pursuant to Section 11.02(h),
                                             Section 11.02(i) or to Section
                                             11.03 of the Indenture), for each
                                             Convertible Note.

   Strike Price:                             USD 80.7275

   Premium:                                  USD 24,702,300 (Premium per Option:
                                             USD 274.4700); provided that if
                                             the Number of Options is increased
                                             pursuant to the proviso to the
                                             definition of "Number of Options"
                                             above, there shall be an
                                             additional Premium equal to the
                                             product of the number of
                                             Additional Options and the Premium
                                             per Option (the "Additional
                                             Premium"), and such Additional
                                             Premium shall be paid by
                                             Counterparty to JPMorgan on the
                                             Additional Premium Payment Date.

   Premium Payment Date:                     May 14, 2007

   Additional Premium Payment Date:          The closing date for the purchase
                                             and sale of the Additional
                                             Convertible Notes.

   Exchange:                                 The New York Stock Exchange

   Related Exchange(s):                      All Exchanges

Procedures for Exercise:

   Exercise Period(s):                       Notwithstanding anything to the
                                             contrary in the Equity
                                             Definitions, an Exercise Period
                                             shall occur with respect to an
                                             Option hereunder only if such
                                             Option is an Exercisable Option
                                             (as defined below) and the
                                             Exercise Period shall be, in
                                             respect of any Exercisable Option,
                                             the period commencing on, and
                                             including, the relevant Conversion
                                             Date and ending on, and including,
                                             the Scheduled Valid Day
                                             immediately preceding the first
                                             day of the relevant Settlement
                                             Averaging Period in respect of
                                             such Conversion Date; provided
                                             that in respect of Exercisable
                                             Options relating to Convertible
                                             Notes for which the relevant
                                             Conversion Date occurs on or after
                                             March 1, 2014, the final day of
                                             the Exercise Period shall be the
                                             Scheduled Valid Day immediately
                                             preceding the Expiration Date.

   Conversion Date:                          With respect to any conversion of
                                             Convertible Notes, the date on
                                             which the Holder (as such term is
                                             defined in the Indenture) of such
                                             Convertible Notes satisfies all of
                                             the requirements for conversion
                                             thereof as set forth in Section
                                             11.01(b) of the Indenture.

   Exercisable Options:                      In respect of each Exercise Period,
                                             a number of Options equal to 50%
                                             of the number of USD 1,000
                                             principal amount of Convertible
                                             Notes surrendered to Counterparty
                                             for conversion with respect to
                                             such Exercise Period but no
                                             greater than the Number of
                                             Options.

   Expiration Time:                          The Valuation Time

   Expiration Date:                          May 15, 2014, subject to earlier
                                             exercise.

   Multiple Exercise:                        Applicable, as described under
                                             Exercisable Options above.

   Automatic Exercise:                       Applicable; and means that in
                                             respect of an Exercise Period, a
                                             number of Options not previously
                                             exercised hereunder equal to the
                                             number of Exercisable Options
                                             shall be deemed to be exercised on
                                             the final day of such Exercise
                                             Period for such Exercisable
                                             Options; provided that such
                                             Options shall be deemed exercised
                                             only to the extent that
                                             Counterparty has provided a Notice
                                             of Exercise to JPMorgan.

   Notice of Exercise:                       Notwithstanding anything to the
                                             contrary in the Equity
                                             Definitions, in order to exercise
                                             any Exercisable Options,
                                             Counterparty must notify JPMorgan
                                             in writing before 5:00 p.m. (New
                                             York City time) on the Scheduled
                                             Valid Day prior to the scheduled
                                             first day of the Settlement
                                             Averaging Period for the
                                             Exercisable Options being
                                             exercised (the "Notice Deadline")
                                             of (i) the number of such Options
                                             and (ii) the scheduled first day
                                             of the Settlement Averaging Period
                                             and the scheduled Settlement Date;
                                             provided that, notwithstanding the
                                             foregoing, such notice (and the
                                             related exercise of Exercisable
                                             Options) shall be effective if
                                             given after the Notice Deadline
                                             but prior to 5:00 p.m. (New York
                                             City time) on the fifth Scheduled
                                             Valid Day after the Notice
                                             Deadline, in which event the
                                             Calculation Agent shall have the
                                             right to adjust the number of Net
                                             Shares as appropriate to reflect
                                             the additional costs (including,
                                             but not limited to, hedging
                                             mismatches and market losses) and
                                             expenses incurred by JPMorgan in
                                             connection with its hedging
                                             activities (including the
                                             unwinding of any hedge position)
                                             as a result of JPMorgan not having
                                             received such notice prior to the
                                             Notice Deadline; provided further
                                             that in respect of Exercisable
                                             Options relating to Convertible
                                             Notes with a Conversion Date
                                             occurring on or after March 1,
                                             2014, such notice may be given on
                                             or prior to the second Scheduled
                                             Valid Day immediately preceding
                                             the Expiration Date and need only
                                             specify the number of such
                                             Exercisable Options.

   Valuation Time:                           At the close of trading of the
                                             regular trading session on the
                                             Exchange.

   Market Disruption Event:                  Section 6.3(a) of the Equity
                                             Definitions is hereby replaced in
                                             its entirety by the following:

                                             "'Market Disruption Event' means in
                                             respect of a Share, (i) a failure
                                             by the primary United States
                                             national or regional securities
                                             exchange or market on which Shares
                                             are listed or admitted to trading
                                             to open for trading during its
                                             regular trading session or (ii)
                                             the occurrence or existence prior
                                             to 1:00 p.m. (New York City time)
                                             on any Scheduled Valid Day for the
                                             Shares for an aggregate one half
                                             hour period of any suspension or
                                             limitation imposed on trading (by
                                             reason of movements in price
                                             exceeding limits permitted by the
                                             relevant stock exchange or
                                             otherwise) in the Shares or in any
                                             options, contracts or future
                                             contracts relating to the Shares."

Settlement Terms:

   Settlement Method:                        Net Share Settlement
   Net Share Settlement:                     JPMorgan will deliver to
                                             Counterparty, on the relevant
                                             Settlement Date, a number of
                                             Shares equal to the Net Shares in
                                             respect of any Exercisable Option
                                             exercised or deemed exercised
                                             hereunder. In no event will the
                                             Net Shares be less than zero.

   Net Shares:                               In respect of any Exercisable
                                             Option exercised or deemed
                                             exercised, a number of Shares
                                             equal to (i) the Option
                                             Entitlement multiplied by (ii) the
                                             sum of the quotients, for each
                                             Valid Day during the Settlement
                                             Averaging Period for such
                                             Exercisable Option, of (A) the
                                             Relevant Price on such Valid Day
                                             less the Strike Price, divided by
                                             (B) such Relevant Price, divided
                                             by (iii) the number of Valid Days
                                             in the Settlement Averaging
                                             Period; provided, however, that if
                                             the calculation contained in
                                             clause (A) above results in a
                                             negative number, such number shall
                                             be replaced with the number
                                             "zero".

                                             JPMorgan will deliver cash in lieu
                                             of any fractional Shares to be
                                             delivered with respect to any Net
                                             Shares valued at the Relevant
                                             Price for the last Valid Day of
                                             the Settlement Averaging Period.

   Valid Day:                                A day on which (i) trading in the
                                             Shares generally occurs on the
                                             Exchange or, if the Shares are not
                                             then listed on the Exchange, on
                                             the principal other U.S. national
                                             or regional securities exchange on
                                             which the Shares are then listed
                                             or, if the Shares are not then
                                             listed on a U.S. national or
                                             regional securities exchange, on
                                             the principal other market on
                                             which the Shares are then traded
                                             and (ii) there is no Market
                                             Disruption Event.

   Scheduled Valid Day:                      A day on which trading in the
                                             Shares is scheduled to occur on
                                             the principal U.S. national or
                                             regional securities exchange or
                                             market on which the Shares are
                                             listed or admitted for trading.

   Relevant Price:                           On any Valid Day, the per Share
                                             volume-weighted average price as
                                             displayed under the heading
                                             "Bloomberg VWAP" on Bloomberg page
                                             CHE.N (equity) AQR (or any
                                             successor thereto) in respect of
                                             the period from the scheduled
                                             opening time of the Exchange to
                                             the Scheduled Closing Time of the
                                             Exchange on such Valid Day (or if
                                             such volume-weighted average price
                                             is unavailable, the market value
                                             of one Share on such Valid Day, as
                                             determined by the Calculation
                                             Agent using a volume-weighted
                                             method).

   Settlement Averaging Period:              For any Exercisable Option, (x) if
                                             Counterparty has, on or prior to
                                             March 1, 2014, delivered a Notice
                                             of Exercise to JPMorgan with
                                             respect to such Exercisable Option
                                             with a Conversion Date occurring
                                             prior to March 1, 2014, the forty
                                             (40) consecutive Valid Days
                                             commencing on and including the
                                             second Scheduled Valid Day
                                             following such Conversion Date, or
                                             (y) if Counterparty has, on or
                                             following March 1, 2014, delivered
                                             a Notice of Exercise to JPMorgan
                                             with respect to such Exercisable
                                             Option with a Conversion Date
                                             occurring on or following March 1,
                                             2014, the forty (40) consecutive
                                             Valid Days commencing on, and
                                             including, the forty second (42nd)
                                             Scheduled Valid Day immediately
                                             prior to the Expiration Date.

   Settlement Date:                          For any Exercisable Option, the
                                             date Shares will be delivered with
                                             respect to the Convertible Notes
                                             related to such Exercisable
                                             Options, under the terms of the
                                             Indenture.

   Settlement Currency:                      USD

   Failure to Deliver:                       Applicable

   Other Applicable Provisions:              The provisions of Sections 9.1(c),
                                             9.8, 9.9, 9.11, 9.12 and 10.5 of
                                             the Equity Definitions will be
                                             applicable, except that all
                                             references in such provisions to
                                             "Physically-settled" shall be read
                                             as references to "Net Share
                                             Settled". "Net Share Settled" in
                                             relation to any Option means that
                                             Net Share Settlement is applicable
                                             to that Option.

   Representation and Agreement:             Notwithstanding Section 9.11 of the
                                             Equity Definitions, the parties
                                             acknowledge that any Shares
                                             delivered to Counterparty shall
                                             be, upon delivery, subject to
                                             restrictions and limitations
                                             arising from Counterparty's status
                                             as issuer of the Shares under
                                             applicable securities laws.

3. Additional Terms applicable to the Transaction:

   Adjustments applicable to the Transaction:

   Potential Adjustment Events:              Notwithstanding Section 11.2(e) of
                                             the Equity Definitions, a
                                             "Potential Adjustment Event" means
                                             an occurrence of any event or
                                             condition, as set forth in Section
                                             11.02 of the Indenture that would
                                             result in an adjustment to the
                                             Conversion Rate of the Convertible
                                             Notes; provided that in no event
                                             shall there be any adjustment
                                             hereunder as a result of an
                                             adjustment to the Conversion Rate
                                             pursuant to Section 11.02(h),
                                             Section 11.02(i) or Section 11.03
                                             of the Indenture.

   Method of Adjustment:                     Calculation Agent Adjustment, and
                                             means that, notwithstanding
                                             Section 11.2(c) of the Equity
                                             Definitions, upon any adjustment
                                             to the Conversion Rate of the
                                             Convertible Notes pursuant to the
                                             Indenture (other than Section
                                             11.02(h), Section 11.02(i) and
                                             Section 11.03 of the Indenture),
                                             the Calculation Agent will make a
                                             corresponding adjustment to any
                                             one or more of the Strike Price,
                                             Number of Options, the Option
                                             Entitlement and any other variable
                                             relevant to the exercise,
                                             settlement or payment for the
                                             Transaction. The Calculation Agent
                                             shall promptly thereafter notify
                                             JPMorgan and Counterparty of any
                                             such corresponding adjustment.

Extraordinary Events applicable to the Transaction:

   Merger Events:                            Notwithstanding Section 12.1(b) of
                                             the Equity Definitions, a "Merger
                                             Event" means the occurrence of any
                                             event or condition set forth in
                                             clause (2) of the definition of
                                             Fundamental Change in Section 1.01
                                             of the Indenture.

   Tender Offers:                            Applicable; provided that
                                             notwithstanding Section 12.1(d) of
                                             the Equity Definitions, a "Tender
                                             Offer" means the occurrence of any
                                             event or condition set forth in
                                             clause (1) of the definition of
                                             Fundamental Change in Section 1.01
                                             of the Indenture.

   Consequence of Merger Events/
   Tender Offers:                            Notwithstanding Section 12.2 and
                                             Section 12.3 of the Equity
                                             Definitions, upon the occurrence
                                             of a Merger Event or a Tender
                                             Offer, the Calculation Agent shall
                                             make a corresponding adjustment in
                                             respect of any adjustment under
                                             the Indenture to any one or more
                                             of the nature of the Shares,
                                             Strike Price, Number of Options,
                                             the Option Entitlement and any
                                             other variable relevant to the
                                             exercise, settlement or payment
                                             for the Transaction; provided,
                                             however, that such adjustment
                                             shall be made without regard to
                                             any adjustment to the Conversion
                                             Rate for the issuance of
                                             additional shares as set forth in
                                             Section 11.03 of the Indenture;
                                             provided further that if, with
                                             respect to a Merger Event or a
                                             Tender Offer, the consideration
                                             for the Shares includes (or, at
                                             the option of a holder of Shares,
                                             may include) shares of an entity
                                             or person not organized under the
                                             laws of the United States, any
                                             State thereof or the District of
                                             Columbia," Cancellation and
                                             Payment shall apply.

   Nationalization, Insolvency or Delisting: Cancellation and Payment
                                             (Calculation Agent Determination);
                                             provided that, in addition to the
                                             provisions of Section 12.6(a)(iii)
                                             of the Equity Definitions, it will
                                             also constitute a Delisting if the
                                             Exchange is located in the United
                                             States and the Shares are not
                                             immediately re-listed, re-traded
                                             or re-quoted on any of the New
                                             York Stock Exchange, the American
                                             Stock Exchange, The NASDAQ Global
                                             Select Market or The NASDAQ Global
                                             Market (or their respective
                                             successors); if the Shares are
                                             immediately re-listed, re-traded
                                             or re-quoted on any of the New
                                             York Stock Exchange, the American
                                             Stock Exchange, The NASDAQ Global
                                             Select Market or The NASDAQ Global
                                             Market (or their respective
                                             successors), such exchange or
                                             quotation system shall thereafter
                                             be deemed to be the Exchange.

   Additional Disruption Events:

    Change in Law:                           Applicable

    Insolvency Filing:                       Applicable

    Failure to Deliver:                      Applicable

    Hedging Party:                           For all applicable Additional
                                             Disruption Events, JPMorgan

    Determining Party:                       For all applicable Additional
                                             Disruption Events, JPMorgan

Non-Reliance:                                Applicable

Agreements and Acknowledgements
Regarding Hedging Activities:                Applicable

Additional Acknowledgments:                  Applicable

4. Calculation Agent:                        JPMorgan. The Calculation Agent
                                             shall, upon request by the
                                             Counterparty, provide a written
                                             explanation of any calculation
                                             made by it including, where
                                             applicable, a description of the
                                             methodology and data applied.

5. Account Details:

         (a) Account for payments to Counterparty:

                    JP Morgan Chase Bank
                    ABA# 021000021
                    Acct: Chemed Corporation
                    Acct No.: 94-13065

                  Account for delivery of Shares to Counterparty:

                    To be provided by Counterparty

         (b) Account for payments to JPMorgan:

                    JPMorgan Chase Bank, National Association, New York
                    ABA:  021 000 021
                    Favour: JPMorgan Chase Bank, National Association - London A/C: 0010962009 CHASUS33

             Account for delivery of Shares from JPMorgan:

                    DTC 0060

6. Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.

The Office of JPMorgan for the Transaction is: London

                    JPMorgan Chase Bank, National Association
                    London Branch
                    P.O. Box 161
                    60 Victoria Embankment
                    London EC4Y 0JP
                    England



7. Notices: For purposes of this Confirmation:

         (a)        Address for notices or communications to Counterparty:
                    Chemed Corporation
                    2600 Chemed Center
                    255 East Fifth Street
                    Cincinnati, OH 45202
                    Attention: Chief Financial Officer
                    Telephone No.:    (513) 762-6901
                    Facsimile No.:    (513) 287-6713

         (b)        Address for notices or communications to JPMorgan:
                    JPMorgan Chase Bank, National Association
                    277 Park Avenue, 11th Floor
                    New York, NY  10172
                    Attention:  Eric Stefanik
                    Title:  Operations Analyst
                    EDG Corporate Marketing
                    Telephone No:  (212) 622-5814
                    Facsimile No:  (212) 622-8534

8.  Representations and Warranties

(i) Representations and Warranties of Counterparty

The representations and warranties of Counterparty set forth in Section 3 of the Purchase Agreement are true and correct and are hereby deemed to be repeated to JPMorgan as if set forth herein. Counterparty hereby further represents and warrants to JPMorgan that:

          (a) Counterparty has all necessary corporate power and authority to execute, deliver and perform its obligations in respect of this Transaction; such execution, delivery and performance have been duly authorized by all necessary corporate action on Counterparty's part; and this Confirmation has been duly and validly executed and delivered by Counterparty and constitutes its valid and binding obligation, enforceable against Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution hereunder may be limited by federal or state securities laws or public policy relating thereto.

          (b) Neither the execution and delivery of this Confirmation nor the incurrence or performance of obligations of Counterparty hereunder will (i) conflict with or result in a breach of the certificate of incorporation or by-laws (or any equivalent documents) of Counterparty, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which Counterparty or any of its subsidiaries is a party or by which Counterparty or any of its subsidiaries is bound or to which Counterparty or any of its subsidiaries is subject (including, but not limited to, any agreements and contracts of Counterparty or any of its subsidiaries filed as exhibits to Counterparty's Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference in the Offering Memorandum), or (ii) constitute a default under, or result in the creation of any lien under, any such agreement or instrument.

          (c) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance by Counterparty of this Confirmation, except such as have been obtained or made and such as may be required under the Securities Act of 1933, as amended (the "Securities Act") or state securities laws.

          (d) It is an "eligible contract participant" (as such term is defined in Section 1a(12) of the Commodity Exchange Act, as amended (the "CEA")) because one or more of the following is true:

               Counterparty is a corporation, partnership, proprietorship, organization, trust or other entity and:

               (A)  Counterparty has total assets in excess of USD 10,000,000;

               (B) the obligations of Counterparty hereunder are guaranteed, or otherwise supported by a letter of credit or keepwell, support or other agreement, by an entity of the type described in Section 1a(12)(A)(i) through (iv), 1a(12)(A)(v)(I), 1a(12)(A)(vii) or 1a(12)(C) of the CEA; or

               (C) Counterparty has a net worth in excess of USD 1,000,000 and has entered into this Agreement in connection with the conduct of Counterparty's business or to manage the risk associated with an asset or liability owned or incurred or reasonably likely to be owned or incurred by Counterparty in the conduct of Counterparty's business.

          (e) Each of it and its controlled affiliates is not, on the date hereof, in possession of any material non-public information with respect to Counterparty.

(ii) Additional representations and warranties

          (a) JPMorgan represents that it is an "eligible contract participant" as defined in Section 1a(12) of the CEA.


          (b) Each of JPMorgan and Counterparty acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof.

9. Other Provisions:

          (a) Opinions. Counterparty shall deliver to JPMorgan an opinion of counsel, dated as of the Trade Date, with respect to the matters set forth in Sections 8(i)(a) through (c) of this Confirmation.

          (b)  Reserved

          (c) Repurchase Notices. Counterparty shall, on any day on which Counterparty effects any repurchase of Shares, promptly give JPMorgan a written notice of such repurchase (a "Repurchase Notice") on such day if following such repurchase, the number of outstanding Shares as determined on such day is (i) less than 21 million (in the case of the first such notice) or (ii) thereafter more than 1.6 million less than the number of Shares included in the immediately preceding Repurchase Notice. Counterparty agrees to indemnify and hold harmless JPMorgan and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an "Indemnified Person") from and against any and all losses (including losses relating to JPMorgan's hedging activities as a consequence of becoming, or of the risk of becoming, a Section 16 "insider", including without limitation, any forbearance from hedging activities or cessation of hedging activities and any losses in connection therewith with respect to this Transaction), claims, damages, judgments, liabilities and expenses (including reasonable attorney's fees), joint or several, which an Indemnified Person may become subject to, as a result of Counterparty's failure to provide JPMorgan with a Repurchase Notice on the day and in the manner specified in this paragraph, and to reimburse, within 30 days, upon written request, each of such Indemnified Persons for any reasonable legal or other expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Indemnified Person as a result of Counterparty's failure to provide JPMorgan with a Repurchase Notice in accordance with this paragraph, such Indemnified Person shall promptly notify Counterparty in writing, and Counterparty, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others Counterparty may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. Counterparty shall not be liable for any settlement of any proceeding contemplated by this paragraph that is effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Counterparty agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Counterparty shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding contemplated by this paragraph that is in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. If the indemnification provided for in this paragraph is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then Counterparty hereunder, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities. The remedies provided for in this paragraph (c) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity. The indemnity and contribution agreements contained in this paragraph shall remain operative and in full force and effect regardless of the termination of this Transaction.

          (d) Regulation M. Counterparty is not on the date hereof engaged in a distribution, as such term is used in Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of any securities of Counterparty, other than (i) a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) and 102(b)(7) of Regulation M and (ii) the distribution of the Convertible Notes. Counterparty shall not, until the second Scheduled Trading Day immediately following the Trade Date, engage in any such distribution.

          (e) No Manipulation. Counterparty is not entering into this Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act.

          (f) Early Unwind. In the event the sale of Convertible Notes (or, in respect of the Greenshoe Exercise, the Additional Convertible Notes) is not consummated with the Initial Purchasers for any reason by the close of business in New York on May 14, 2007 (or, in respect of the Greenshoe Exercise, the third Clearance System Business Day following the date of the Greenshoe Exercise (the "Additional Closing Date")) (or such later date as agreed upon by the parties) (May 14, 2007 or such later date as agreed upon being or, in respect of the Greenshoe Exercise, the Additional Closing Date, the "Early Unwind Date"), this Transaction (or, in respect of the Greenshoe Exercise, the Additional Options) shall automatically terminate (the "Early Unwind"), on the Early Unwind Date and (i) the Transaction (or, in respect of the Greenshoe Exercise, the Additional Options) and all of the respective rights and obligations of JPMorgan and Counterparty under the Transaction (or, in respect of the Greenshoe Exercise, the Additional Options) shall be cancelled and terminated and (ii) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with the Transaction (or, in respect of the Greenshoe Exercise, the Additional Options) either prior to or after the Early Unwind Date; provided that, unless the sale of the Convertible Notes or the Additional Convertible Notes, as applicable, is not consummated due to a breach of the Purchase Agreement by the Initial Purchasers, Counterparty shall purchase from JPMorgan on the Early Unwind Date all Shares purchased by JPMorgan or one or more of its affiliates and reimburse JPMorgan for any commercially reasonable costs or expenses (including market losses) relating to the unwinding of its hedging activities in connection with the Transaction (or, in respect of the Greenshoe Exercise, the Additional Options) (including any loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position). The amount of any such reimbursement shall be determined by JPMorgan in its sole good faith discretion. JPMorgan shall notify Counterparty of such amount and Counterparty shall pay such amount in immediately available funds on the Early Unwind Date. JPMorgan and Counterparty represent and acknowledge to the other that, subject to the proviso included in this paragraph, upon an Early Unwind, all obligations with respect to the Transaction shall be deemed fully and finally discharged.

          (g) Transfer or Assignment. Counterparty may not transfer any of its rights or obligations under this Transaction without the prior written consent of JPMorgan. JPMorgan may not, without Counterparty's consent, transfer or assign all or any part of its rights or obligations under the Transaction; provided that if (i) JPMorgan's "beneficial ownership" (within the meaning of Section 13 of the Exchange Act and rules promulgated thereunder) exceeds 7.5% of Counterparty's outstanding Shares or (ii) the quotient of
               (x) the product of (a) the Number of Options and (b) the Option Entitlement divided by (y) the number of Counterparty's outstanding Shares (such quotient expressed as a percentage, the "Option Equity Percentage") exceeds 14.5%, JPMorgan may assign or transfer a portion of the Transaction without Counterparty's consent to any third party with a rating for its long term, unsecured and unsubordinated indebtedness equal to or better than the lesser of (i) the credit rating of JPMorgan at the time of the transfer and (ii) A- by Standard and Poor's Rating Group, Inc. or its successor ("S&P"), or A3 by Moody's Investor Service, Inc. ("Moody's") or, if either S&P or Moody's ceases to rate such debt, at least an equivalent rating or better by a substitute agency rating mutually agreed by Counterparty and JPMorgan to reduce (i) JPMorgan's "beneficial ownership" (within the meaning of Section 13 of the Exchange Act and rules promulgated thereunder) to 7.5% of Counterparty's outstanding Shares or less or (ii) the Option Equity Percentage to 14.5% or less. If after JPMorgan's commercially reasonable efforts, JPMorgan is unable to effect a transfer or assignment permitted by the proviso to the immediately preceding sentence on pricing terms reasonably acceptable to JPMorgan and within a time period reasonably acceptable to JPMorgan of a sufficient number of Options JPMorgan may designate any Exchange Business Day as an Early Termination Date with respect to a portion (the "Terminated Portion") of this Transaction, such that (i) its "beneficial ownership" following such partial termination will be equal to or less than 7.5% or
               (ii) the Option Equity Percentage following such partial termination will be equal to or less than 14.5%. In the event that JPMorgan so designates an Early Termination Date with respect to a portion of this Transaction, a payment shall be made pursuant to Section 6 of the Agreement as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to this Transaction and a Number of Options equal to the Terminated Portion, (ii) Counterparty shall be the sole Affected Party with respect to such partial termination and (iii) such Transaction shall be the only Terminated Transaction (and, for the avoidance of doubt, the provisions of Section 9(n) shall apply to any amount that is payable by JPMorgan to Counterparty pursuant to this sentence as if Counterparty was not the Affected Party). Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing JPMorgan to purchase, sell, receive or deliver any shares or other securities to or from Counterparty, JPMorgan may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform JPMorgan's obligations in respect of this Transaction and any such designee may assume such obligations. JPMorgan shall be discharged of its obligations to Counterparty to the extent of any such performance.

          (h) Staggered Settlement. If upon advice of counsel with respect to applicable legal and regulatory requirements, including any requirements relating to JPMorgan's hedging activities hereunder, JPMorgan reasonably determines that it would not be practicable or advisable to deliver, or to acquire Shares to deliver, any or all of the Shares to be delivered by JPMorgan on the Settlement Date for the Transaction, JPMorgan may, by notice to Counterparty on or prior to any Settlement Date (a "Nominal Settlement Date"), elect to deliver the Shares on two or more dates (each, a "Staggered Settlement Date") as follows:

               (a) in such notice, JPMorgan will specify to Counterparty the related Staggered Settlement Dates (the first of which will be such Nominal Settlement Date and the last of which will be no later than the twentieth (20th) Exchange Business Day following such Nominal Settlement Date) and the number of Shares that it will deliver on each Staggered Settlement Date;

               (b) the aggregate number of Shares that JPMorgan will deliver to Counterparty hereunder on all such Staggered Settlement Dates will equal the number of Shares that JPMorgan would otherwise be required to deliver on such Nominal Settlement Date; and

               (c) if the Net Share Settlement terms set forth above were to apply on the Nominal Settlement Date, then the Net Share Settlement terms will apply on each Staggered Settlement Date, except that the Net Shares will be allocated among such Staggered Settlement Dates as specified by JPMorgan in the notice referred to in clause (a) above.

          (i) Role of Agent. Each party agrees and acknowledges that (i) J.P. Morgan Securities Inc., an affiliate of JPMorgan ("JPMSI"), has acted solely as agent and not as principal with respect to this Transaction and (ii) JPMSI has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of this Transaction (including, if applicable, in respect of the settlement thereof). Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other party's obligations under this Transaction.

          (j)  Reserved

          (k) Additional Termination Events. Notwithstanding anything to the contrary in this Confirmation if an event of default with respect to Counterparty shall occur under the terms of the Convertible Notes as set forth in Section 5.01 of the Indenture and such event of default results in the declaration of any principal and interest immediately due and payable pursuant to Section 5.02 of the Indenture, then such event of default shall constitute an Additional Termination Event applicable to the Transaction and, with respect to such event of default (A) Counterparty shall be deemed to be the sole Affected Party and the Transaction shall be the sole Affected Transaction and (B) JPMorgan shall be the party entitled to designate an Early Termination Date pursuant to
               Section 6(b) of the Agreement.

          (l) Amendments to Equity Definitions. (i) Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) deleting from the fourth line thereof the word "or" after the word "official" and inserting a comma therefor, and (2) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor "or (C) at JPMorgan's option, the occurrence of any of the events specified in Section 5(a)(vii) (1) through (9) of the ISDA Master Agreement with respect to that Issuer."

               (ii) Section 12.9(b)(i) of the Equity Definitions is hereby amended by (1) replacing "either party may elect" with "JPMorgan may elect" and (2) replacing "notice to the other party" with "notice to Counterparty" in the first sentence of such section.

          (m) Setoff. In addition to and without limiting any rights of set-off that a party hereto may have as a matter of law, pursuant to contract or otherwise, upon the occurrence of an Early Termination Date, JPMorgan (and only JPMorgan) shall have the right to set off any obligation that it may have to Counterparty under this Confirmation, including without limitation any obligation to make any payment of cash or delivery of Shares to Counterparty, against any obligation Counterparty may have to JPMorgan under any other agreement between JPMorgan and Counterparty relating to Shares (each such contract or agreement, a "Separate Agreement"), including without limitation any obligation to make a payment of cash or a delivery of Shares or any other property or securities. For this purpose, JPMorgan shall be entitled to convert any obligation (or the relevant portion of such obligation) denominated in one currency into another currency at the rate of exchange at which it would be able to purchase the relevant amount of such currency, and to convert any obligation to deliver any non-cash property into an obligation to deliver cash in an amount calculated by reference to the market value of such property as of the Early Termination Date, as determined by the Calculation Agent in its sole discretion; provided that in the case of a set-off of any obligation to release or deliver assets against any right to receive fungible assets, such obligation and right shall be set off in kind and; provided further that in determining the value of any obligation to deliver Shares, the value at any time of such obligation shall be determined by reference to the market value of the Shares at such time, as determined in good faith by the Calculation Agent. If an obligation is unascertained at the time of any such set-off, the Calculation Agent may in good faith estimate the amount or value of such obligation, in which case set-off will be effected in respect of that estimate, and the relevant party shall account to the other party at the time such obligation or right is ascertained.

          (n) Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. If in respect of this Transaction, an amount is payable by JPMorgan to Counterparty (i) pursuant to
               Section 12.7 or Section 12.9 of the Equity Definitions or (ii) pursuant to Section 6(d)(ii) of the Agreement (a "Payment Obligation"), Counterparty may request JPMorgan to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) (except that Counterparty shall not make such an election in the event of a Nationalization, Insolvency, a Merger Event or Tender Offer, in each case, in which the consideration to be paid to holders of Shares consists solely of cash, or an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party, other than an Event of Default of the type described in Section 5(a)(iii), (v), (vi), (vii) or (viii) of the Agreement or a Termination Event of the type described in Section 5(b) of the Agreement in each case that resulted from an event or events outside Counterparty's control) and shall give irrevocable telephonic notice to JPMorgan, confirmed in writing within one Currency Business Day, no later than 12:00 p.m. New York local time on the Merger Date, the Announcement Date (in the case of Nationalization, Insolvency or Delisting), the Early Termination Date or date of cancellation, as applicable; provided that if Counterparty does not validly request JPMorgan to satisfy its Payment Obligation by the Share Termination Alternative, JPMorgan shall have the right, in its sole discretion, to satisfy its Payment Obligation by the Share Termination Alternative, notwithstanding Counterparty's election to the contrary. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (1) separate amounts shall be calculated as set forth in Section 6(e) with respect to (i) this Transaction and (ii) all other Transactions, and (2) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement. For the avoidance of doubt, the parties agree that in calculating the Payment Obligation the Determining Party may consider the purchase price paid in connection with the purchase of Share Termination Delivery Property.

   Share Termination Alternative:            If Applicable, JPMorgan shall
                                             deliver to Counterparty the Share
                                             Termination Delivery Property on,
                                             or within a commercially
                                             reasonable period of time after,
                                             the date when the Payment
                                             Obligation would otherwise be due
                                             pursuant to Section 12.7 or 12.9
                                             of the Equity Definitions or
                                             Section 6(d)(ii) and 6(e) of the
                                             Agreement, as applicable (the
                                             "Share Termination Payment Date"),
                                             in satisfaction of the Payment
                                             Obligation in the manner
                                             reasonably requested by
                                             Counterparty free of payment.

   Share Termination Delivery Property:      A number of Share Termination
                                             Delivery Units, as calculated by
                                             the Calculation Agent, equal to
                                             the Payment Obligation divided by
                                             the Share Termination Unit Price.
                                             The Calculation Agent shall adjust
                                             the Share Termination Delivery
                                             Property by replacing any
                                             fractional portion of a security
                                             therein with an amount of cash
                                             equal to the value of such
                                             fractional security based on the
                                             values used to calculate the Share
                                             Termination Unit Price.

   Share Termination Unit Price:             The value to JPMorgan of property
                                             contained in one Share Termination
                                             Delivery Unit, as determined by
                                             the Calculation Agent in its
                                             discretion by commercially
                                             reasonable means and notified by
                                             the Calculation Agent to JPMorgan
                                             at the time of notification of the
                                             Payment Obligation.

   Share Termination Delivery Unit:          One Share or, if a Merger Event has
                                             occurred and a corresponding
                                             adjustment to this Transaction has
                                             been made, a unit consisting of
                                             the number or amount of each type
                                             of property received by a holder
                                             of one Share (without
                                             consideration of any requirement
                                             to pay cash or other consideration
                                             in lieu of fractional amounts of
                                             any securities) in such Merger
                                             Event, as determined by the
                                             Calculation Agent.

   Failure to Deliver:                       Applicable

   Other applicable provisions:              If Share Termination Alternative is
                                             applicable, the provisions of
                                             Sections 9.8, 9.9, 9.11, 9.12 and
                                             10.5 (as modified above) of the
                                             Equity Definitions will be
                                             applicable, except that all
                                             references in such provisions to
                                             "Physically-settled" shall be read
                                             as references to "Share
                                             Termination Settled" and all
                                             references to "Shares" shall be
                                             read as references to "Share
                                             Termination Delivery Units".
                                             "Share Termination Settled" in
                                             relation to this Transaction means
                                             that Share Termination Alternative
                                             is applicable to this Transaction.

          (o) Governing Law. New York law (without reference to choice of law doctrine).

          (p) Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Transaction. Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

          (q) Registration. Counterparty hereby agrees that if, in the good faith reasonable judgment of JPMorgan, the Shares ("Hedge Shares") acquired by JPMorgan for the purpose of hedging its obligations pursuant to this Transaction cannot be sold in the public market by JPMorgan without registration under the Securities Act, Counterparty shall, at its election, either (i) in order to allow JPMorgan to sell the Hedge Shares in a registered offering, make available to JPMorgan an effective registration statement under the Securities Act and enter into an agreement, in form and substance satisfactory to JPMorgan, substantially in the form of an underwriting agreement for a registered secondary offering; provided, however, that if JPMorgan, in its reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) or clause (iii) of this paragraph shall apply at the election of Counterparty, (ii) in order to allow JPMorgan to sell the Hedge Shares in a private placement, enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance satisfactory to JPMorgan (in which case, the Calculation Agent shall make any adjustments to the terms of this Transaction that are necessary, in its reasonable judgment, to compensate JPMorgan for any discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement), or (iii) purchase the Hedge Shares from JPMorgan at the Relevant Price on such Exchange Business Days, and in the amounts, requested by JPMorgan.

          (r) Tax Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

          (s) Right to Extend. JPMorgan may delay any Settlement Date or any other date of delivery by JPMorgan, with respect to some or all of the Options hereunder, if JPMorgan reasonably determines, in its discretion, that such extension is reasonably necessary to enable JPMorgan to effect purchases of Shares in connection with its hedging activity or settlement activity hereunder in a manner that would, if JPMorgan were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements.

          (t) Status of Claims in Bankruptcy. JPMorgan acknowledges and agrees that this Confirmation is not intended to convey to JPMorgan rights against Counterparty with respect to the Transaction that are senior to the claims of common stockholders of Counterparty in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit JPMorgan's right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to the Transaction; provided, further, that nothing herein shall limit or shall be deemed to limit JPMorgan's rights in respect of any transactions other than the Transaction.

          (u) Securities Contract; Swap Agreement. The parties hereto intend for: (a) the Transaction to be a "securities contract" and a "swap agreement" as defined in the Bankruptcy Code (Title 11 of the United States Code) (the "Bankruptcy Code"), and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and
               560 of the Bankruptcy Code; (b) a party's right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a "contractual right" as described in the Bankruptcy Code; and (c) each payment and delivery of cash, securities or other property hereunder to constitute a "margin payment" or "settlement payment" and a "transfer" as defined in the Bankruptcy Code.

          (v) Additional Provisions. Counterparty covenants and agrees that, as promptly as practicable following the public announcement of any consolidation, merger and binding share exchange to which Counterparty is a party, or any sale of all or substantially all of Counterparty's assets, in each case pursuant to which the Shares will be converted into cash, securities or other property, Counterparty shall notify JPMorgan in writing of the types and amounts of consideration that holders of Shares have elected to receive upon consummation of such transaction or event (the date of such notification, the "Consideration Notification Date"); provided that in no event shall the Consideration Notification Date be later than the date on which such transaction or event is consummated.

                            [signature page follows]

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to EDG Confirmation Group, J.P. Morgan Securities Inc., 277 Park Avenue, 11th Floor, New York, NY 10172-3401, or by fax to (212) 622 8519.

                                       Very truly yours,

                                       J.P. Morgan Securities Inc., as agent for
                                       JPMorgan Chase Bank, National
                                       Association


                                       By: /s/ Sudheer Tegulapalle
                                       ----------------------------------------
                                       Authorized Signatory
                                       Name: Sudheer Tegulapalle


         Accepted and confirmed
         as of the Trade Date:

         Chemed Corporation


         By: David P. Williams
         ---------------------------------------
         Authorized Signatory
         Name: David P. Williams